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                                                                      Exhibit 21

                          ARC WIRELESS SOLUTIONS, INC.
                         Subsidiaries of the Registrant




Name of Company                                      State of Incorporation
- ---------------                                      ----------------------


Winncom Technologies Corp.                                  Maryland
Starworks Wireless Inc.                                     Maryland


Each of the subsidiaries named above are included in the consolidated financial statements of the Registrant included herein.